UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, DC 20549
FORM 8-K CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report: (Date of earliest event reported): April 2, 2014
Nexstar Broadcasting Group, Inc. (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
Delaware (State or other jurisdiction of incorporation)	000-50478 (Commission File Number)	23-3083125 (IRS Employer Identification No.)
545 E. John Carpenter Freeway, Suite 700 Irving, Texas 75062 (Address of Principal Executive Offices, including Zip Code)
(972) 373-8800 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report) ____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On April 2, 2014, Nexstar Broadcasting Group, Inc. (the “Company”) completed its acquisition of the assets of Internet Broadcasting, Inc. (“IBS”), a digital publishing platform and digital agency, for a purchase price of $20.0 million less working capital adjustments of $1.2 million, in cash.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws and is intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” generally can be identified by the use of the forward-looking terminology such as “assumptions,” “target,” “guidance,” “outlook,” “plans,” “projection,” “may,” “will,” “would,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “potential,” “continue,” (or the negative of other derivatives of each of these terms) or similar terminology. The “forward-looking statements” include, without limitation, statements regarding our acquisition of the assets of IBS (the “IBS Assets”). These statements are based on management’s estimates and assumptions with respect to future events, which include failure to realize the anticipated benefits of the acquisition of the IBS Assets, including as a result of a delay in completing the acquisition of the IBS Assets or a delay or difficulty in integrating the IBS Assets, the expected amount and timing of cost savings and operating synergies, current capital and debt market conditions and the Company’s ability to obtain new debt financing on acceptable terms, which estimates are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results could differ materially from those projected as a result of certain factors. A discussion of factors that could cause actual results to vary is included in the Company’s Annual Report on Form 10-K, as amended, and other periodic reports filed with the Securities and Exchange Commission.

Item 9.01.  Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The historical audited financial statements of IBS as of and for the years ended December 31, 2013 and 2012 including the notes to such financial statements and the report of the independent auditors thereon, and the historical unaudited condensed financial statements of IBS as of March 31, 2014 and for the three months ended March 31, 2014 and 2013 are provided in this Current Report on Form 8-K in connection with the acquisition by the Company of the assets of IBS. Copies of the respective financial statements are filed and attached hereto as Exhibit 99.1 and Exhibit 99.2 and incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma combined financial information as of March 31, 2014, for the three months ended March 31, 2014 and for the year ended December 31, 2013 is provided in this Current Form 8-K. The unaudited pro forma combined financial information is derived from the historical financial statements of the Company and IBS, adjusted to give effect to the IBS acquisition. The pro forma adjustments are preliminary and have been made solely for informational purposes. As a result, the pro forma combined information is not intended to represent and does not purport to be indicative of what the combined company’s financial condition or results of operations would have been had the acquisition occurred at an earlier date. In addition, the pro forma combined financial information does not purport to project the future financial condition and results of operations of the combined company. The actual results of the combined company may differ significantly from those reflected in the pro forma combined financial information. The unaudited pro forma combined financial information is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
99.1	Audited Financial Statements of Internet Broadcasting Systems, Inc. as of and for the years ended December 31, 2013 and 2012.
99.2	Unaudited Condensed Financial Statements of Internet Broadcasting Systems, Inc. as of March 31, 2014 and for the three months ended March 31, 2014 and 2013.
99.3	Unaudited Pro Forma Combined Financial Information as of and for the three months ended March 31, 2014 and for the year ended December 31, 2013.
23.1	Consent of Grant Thornton, independent accountants of Internet Broadcasting Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXSTAR BROADCASTING GROUP, INC.

	By:	/s/ Thomas E. Carter
Date: June 16, 2014	Name:	Thomas E. Carter
	Title:	Chief Financial Officer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
99.1	Audited Financial Statements of Internet Broadcasting Systems, Inc. as of and for the years ended December 31, 2013 and 2012.
99.2	Unaudited Condensed Financial Statements of Internet Broadcasting Systems, Inc. as of March 31, 2014 and for the three months ended March 31, 2014 and 2013.
99.3	Unaudited Pro Forma Combined Financial Information as of and for the three months ended March 31, 2014 and for the year ended December 31, 2013.
23.1	Consent of Grant Thornton, independent accountants of Internet Broadcasting Systems, Inc.